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                                                                     EXHIBIT 8.1

                         [STIKEMAN ELLIOTT LETTERHEAD]


                                                 October 19, 2001

C-MAC Industries Inc.
1010 Sherbrooke Street West
Suite 1610
Montreal, Quebec
H3A 2R7


Ladies and Gentlemen:

        With reference to the Registration Statement on Form S-4 (the "REGISTRATION STATEMENT") filed by Solectron Corporation, a public company incorporated under the laws of Delaware ("SOLECTRON"), with the United States Securities and Exchange Commission (the "SEC") in connection with the registration under the United States Securities Act of 1933, as amended (the "ACT"), of its common stock, par value US$0.0001 per share, to be issued in connection with the transactions contemplated by a Combination Agreement dated as of August 8, 2001, as amended on September 7, 2001, (the "COMBINATION AGREEMENT"), by and among, inter alia, Solectron and C-MAC Industries Inc., a corporation incorporated under the laws of Canada ("C-MAC"), we hereby confirm that the discussion set forth under the caption "Tax Considerations for C-MAC Securityholders" in the Registration Statement, insofar as it relates to Canadian law, describes the material Canadian federal income tax consequences relevant to the C-MAC shareholders with respect to the acquisition of common stock of Solectron or exchangeable shares of Solectron Global Services Canada Inc. upon the transactions contemplated in the Combination Agreement.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus included therein. Our consent to such reference does not constitute a consent under Section 7 of the Act, as in consenting to such reference we have not certified any part of such Registration Statement or Prospectus and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the SEC thereunder.

Yours truly,

/s/ Stikeman Elliott